Exhibit 1.1

Bone Care International, Inc.

4,500,000 Shares a/
Common Stock
(no par value)

Underwriting Agreement

New York, New York
, 2004

Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
Robert W. Baird & Co. Incorporated
First Albany Capital Inc.
Roth Capital Partners, LLC
As Representatives of the several Underwriters,
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

          Bone Care International, Inc., a corporation organized under the laws of the State of Wisconsin (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 4,000,000 shares of Common Stock, no par value, together with the associated preferred stock purchase rights (“Common Stock”), of the Company, and the person named in Schedule II hereto (the “Selling Stockholder”) propose to sell to the several Underwriters 500,000 shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholder collectively being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 675,000 additional shares of Common Stock to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the

[a] Plus an option to purchase from the Company up to 675,000 additional Securities to cover over-allotments.

documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

          1. Representations and Warranties.

          (i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

   (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-113763) on Form S-3, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement, (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

   (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (each date a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange

Act; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

   (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wisconsin with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified in any such jurisdiction would not have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

   (d) The Company has no subsidiaries and does not own or control, directly or indirectly, any corporation, association or other entity.

   (e) The Company’s authorized equity capitalization is as set forth in the Prospectus; the Common Stock of the Company conforms in all material respects to the description thereof incorporated therein by reference; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholder) have been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent that such Shares are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law and judicial interpretations thereof, as disclosed in the Prospectus); the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable (except to the extent that such Shares are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law and judicial interpretations thereof, as disclosed in the Prospectus); the Securities being sold by the Selling Stockholder are duly listed and subject to official notice of issuance on the Nasdaq National Market, the Securities being sold hereunder by the Company will be duly listed; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

   (f) There is no franchise, contract or other document of a character required by the Act to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the captions “Risk Factors — Risks Related to Intellectual Property — If we are unable to protect our patents, our competitiveness and business prospects may be materially damaged;” “Risk Factors — Risks Related to Intellectual Property — We may lose exclusive rights to market LR-103 if we are unable to commercialize it by December 31, 2006;” “Risk Factors — Risks related to our Offering — Under Wisconsin law, shareholders may be personally liable for debts we owe to our employees;” “Business — Intellectual Property;” “Business — Licensing Agreements;” “Business — Government Regulation;” “Certain U.S. Federal Income Tax Considerations;” and the Description of Capital Stock incorporated by reference in the Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings.

   (g) This Agreement has been duly authorized, executed and delivered by the Company.

   (h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

   (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body or self-regulatory organization or other non-governmental regulatory authority (including but not limited to, the National Association of Securities Dealers Automated Quotation (“Nasdaq”)), or approval of the stockholders of the Company, is required in connection with the transactions contemplated herein, except such as have been obtained under the

Act and NASD rules, such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus and such as have been or will be obtained in connection with the listing of the Securities on the Nasdaq National Market.

   (j) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except, in the case of (ii) and (iii) above, where such breach, violation or imposition would not reasonably be expected to have a Material Adverse Effect.

   (k) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

   (l) The historical financial statements and schedules of the Company included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the captions “Summary Financial Data” and “Selected Financial Data” in the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

   (m) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

   (n) The real and personal property owned or leased by the Company is adequate in all material respects for the conduct of the Company’s business as described in the Registration Statement and Prospectus.

   (o) The Company is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except, in the case of (ii) and (iii) above, where such violation or default would not reasonably be expected to have a Material Adverse Effect.

   (p) Deloitte & Touche LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited consolidated financial statements included in the Prospectus, are independent public accountants with respect to the Company and within the meaning of the Act.

   (q) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities being sold hereunder by the Company.

   (r) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

   (s) No labor problem or dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent, and the Company has no knowledge of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

   (t) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all material policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect in all material respects; the Company is in compliance in all material respects with the terms of such policies and instruments; and there are no material claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any material insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

   (u) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within the Company, and such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports it files under the Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

   (v) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

   (w) The Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

   (x) Except for this Agreement and except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions herein contemplated.

   (y) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct business and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive or be in compliance with required permits, licenses or other approvals, or where such liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

   (z) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect on the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

   (aa) Except as would not reasonably be expected to have a Material Adverse Effect, (i) all “pension plans” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”)) maintained by the Company that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such plans are so qualified and to the knowledge of the Company no fact exists which could reasonably be expected to adversely affect the qualified status of any such plans; the Company does not maintain or is not required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); (ii) neither the Company nor any ERISA Affiliate has ever maintained a pension plan subject to Section 412 of the Code or Title IV of ERISA; (iii) neither the Company nor any ERISA Affiliate has ever been obligated to contribute to any “multi-employer plan” (as defined in Section 4001(a)(3) of ERISA); and (iv) each pension plan, welfare plan or other benefit plan established or maintained by the Company is in compliance in all material respects with the currently applicable provisions of the plan, ERISA, the Code and all other applicable laws. For the purposes of this section, the term “ERISA Affiliate” of the Company means any person or entity which, together with the Company, would be treated as a single employer under Section 414 of the Code.

   (bb) There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provision, to the extent effective, of the Sarbanes Oxley Act of 2002 and the rules and regulations of the Commission and Nasdaq promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, except as would not reasonably be expected to have a Material Adverse Effect.

   (cc) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company acting on behalf of the Company has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA, except as would not reasonably be expected to have a Material Adverse Effect.

   “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

   (dd) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

   (ee) Except as described in the Registration Statement and the Prospectus: (i) the Company owns or has a valid and enforceable license under or to use, all patents, patent applications, registered and unregistered trademarks and service marks, copyrights, inventions, trade secrets, technology, know-how and other intellectual property and proprietary rights (collectively, “Intellectual Property,” and any Intellectual Property that is owned by or licensed to the Company, “Company Intellectual Property”) necessary for the conduct of the Company’s business as now conducted and, with respect to the expansion of indications for and sales into foreign markets of Hectorol and the development of LR-103 and BCI-202, as proposed to be conducted in the Registration Statement and Prospectus; (ii) there are no third parties, including, without limitation, any academic or governmental entities, that possess rights to any Company Intellectual Property, except for the retained rights of licensors with respect to Company Intellectual Property that is licensed to the Company; (iii) there are no pending or, to the Company’s knowledge, threatened actions, suits, proceedings or claims brought or asserted by any persons or entities challenging the Company’s rights in or to any Company Intellectual Property or challenging the validity or scope of any Company Intellectual Property or asserting that the Company is infringing or otherwise violating any person’s or entity’s Intellectual Property, (vi) to the Company’s knowledge the discoveries, inventions, products, processes and activities of the Company do not infringe or conflict with any Intellectual Property of any person or entity, or any discovery, invention, product or process which is the subject of a published patent application filed by any person or entity; (v) the Company is not using and it will not be necessary for the Company to use any Intellectual Property invented, conceived, reduced to practice or otherwise developed by its consultants, its employees or Lunar Corporation or its consultants or employees, except for such Intellectual Property which has been validly assigned to the Company; (vi) to the Company’s knowledge, no person or entity is infringing or otherwise violating any Company Intellectual Property; (vii) the Company is not obligated to pay a material royalty, grant a license, or provide other material consideration to any third party in connection with the

Company Intellectual Property; (viii) the Company is not in material breach of any license or other agreement relating to the Company Intellectual Property; (ix) the Company and, to the Company’s knowledge, its licensees, and the activities of the Company and its licensees, are not in breach of any law or regulation which would entitle any third party, including, without limitation, any academic or governmental entity, to terminate or modify the Company’s rights in any of the Company Intellectual Property; (x) the Company has taken all actions which are necessary or advisable in order to acquire and fully protect the Company Intellectual Property in a manner consistent with prudent commercial practice in the biotechnology and pharmaceutical industry; and (xi) (a), to the Company’s knowledge the issued patents included in the Company Intellectual Property disclose patentable subject matter; (b) there are no inventorship challenges nor has any interference been declared or provoked with respect to the patents and patent applications included in the Company Intellectual Property (collectively, the “Company Patents”); (c) to the knowledge of the Company, there are no facts that would render such or any patents included in the Company Patents invalid or unenforceable; (d) to the knowledge of the Company no third-party patent or patent application contains claims that interfere with the claims of any of the patents or pending patent applications included in the Company Intellectual Property; (e) to the knowledge of the Company there is no prior art that could reasonably be expected to render any of the Company Patents unpatentable which has not been disclosed to the United States Patent and Trademark Office (the “PTO”) and applicable non-U.S. patent authorities; (f) the Company has complied with the required duty of candor and good faith in dealing with the PTO and applicable non-U.S. patent authorities, including the duty to disclose to the PTO all information believed to be material to the patentability of the Company’s patents and pending patent applications; (g) the Company has diligently prosecuted, and is diligently prosecuting, claims in the patent applications included in the Company Intellectual Property.

   (ff) Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company, has made any contribution or other payment to (i) any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus or (ii) any clinical researcher in violation of any federal, state or foreign law or any rule or policy of the Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”).

   (gg) The Company has filed with the FDA and all other applicable foreign, state and local regulatory bodies for, and received approval of, or possesses, all registrations, applications, licenses, certificates, requests for exemptions, permits and other regulatory authorizations (“Permits”) material to the conduct of its business as now conducted; the Company is in compliance in all material respects with all such Permits, and all applicable FDA, foreign, state and local rules and regulations; and the Company has no reason to believe that any party granting any such Permit is considering limiting, suspending or revoking the same in any material respect.

   (hh) The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Registration Statement or the Prospectus were and, if still pending, are being conducted (i) in accordance with protocols filed in all material respects with the appropriate regulatory authorities for each such test or trial, as the case may be, and protocols, procedures and controls generally used by qualified experts in the preclinical or clinical study of products comparable to those being developed by the Company and (ii) in compliance in all material respects with all applicable current Good Laboratory and Good Clinical Practices; the description of the results of such tests and trials contained in the Registration Statement or the Prospectus are accurate and complete in all material respects, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement or the Prospectus; the Company has not received any notices or other correspondence from the FDA or any committee thereof or from any other governmental agency requiring the termination, suspension or modification (other than such modifications as are normal in the regulatory process) of any preclinical studies or clinical trials that are described or referred to in the Registration Statement or the Prospectus.

   (ii) All statistical or market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          (ii) The Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

   (a) The Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank (or has taken equivalent measures in the case of book-entry only Securities), and, assuming that each Underwriter acquires its interest in the Securities it has purchased from the Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

   (b) The Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

   (c) Except for this Agreement and except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions herein contemplated.

   (d) Certificates in negotiable form for the Selling Stockholder’s Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable) executed and delivered by the Selling Stockholder, in the form heretofore furnished to the Representatives (the “Custody Agreement”) with Wells Fargo Bank, N.A., as Custodian (the “Custodian”); the Securities represented by the certificates so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of the Selling Stockholder, or by operation of law, whether by the death or incapacity of the Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

   (e) No consent, approval, authorization, filing with or order of any court or governmental agency or body or self-regulatory organization or other non-governmental regulatory authority (including but not limited to, Nasdaq), is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as have been obtained under the Act and NASD rules, such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained, and such as have been or will be obtained in connection with the Nasdaq National Market.

   (f) Neither the sale of the Securities being sold by the Selling Stockholder nor the consummation of any other of the transactions herein contemplated by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which the Selling Stockholder is a party or bound, or any judgment, order or decree applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder, except where such breach, violation or default could not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummations of any of the transactions contemplated hereby.

   (g) To the knowledge of the Selling Stockholder the representations and warranties of the Company contained in this Section 1 are true and correct in all material respects; the Selling Stockholder is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has materially and adversely affected or is reasonably likely to materially and adversely affect the business of the Company; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company which is not set forth in the Prospectus or any supplement thereto.

   (h) To the extent that any statements or omissions made in the Registration Statement, the Prospectus or any amendments or supplements thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, (i) on the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (each date a “settlement date”), the Prospectus (and any supplements thereto) will, in so far as it relates to the Selling Stockholder, comply in all material respects with the applicable requirements of the Act and the Exchange Act; (ii) on the Effective Date and at the Execution Time, the Registration Statement did not or will not, in so far as it relates to the Selling Stockholder, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, (iii) on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, in so far as it relates to the Selling Stockholder, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          Any certificate signed by the Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to each Underwriter.

          2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a purchase price of $[•] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 675,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on         , 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholder or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholder to or upon the order of the Company and the Selling Stockholder by wire transfer payable in same-day funds to the respective accounts specified by the Company and the Selling Stockholder. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          The Company will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Underwritten Securities to be purchased by them from the Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

          If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 383 Madison Avenue, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

          5. Agreements.

          (i) The Company agrees with the several Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.

Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

   (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

   (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

   (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

   (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

   (f) The Company will not, without the prior written consent of Bear Stearns & Co. Inc. and Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that (i) the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (ii) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and (iii) the Company may issue or sell, or enter into options, warrants or other agreements providing for the issuance and sale of securities, options or warrants, a number of shares of Common Stock, options or warrants not exceeding, in the aggregate, 5% of the aggregate shares of Common Stock outstanding after the issuance of the Securities contemplated herein in connection with any co-promotion, joint venture, acquisition, licensing arrangement, partnering transaction or similar extraordinary corporate transaction; provided that the recipient(s) of such shares agrees in writing with the Underwriters prior to the issuance of such shares to be bound to the same extent as the Company by the terms of this paragraph (f) (excluding the exceptions set forth in (i), (ii) and (iii) hereof). The foregoing does not apply to the Selling Stockholder because provisions regarding the Selling Stockholder’s lock-up are set forth in Section 5(ii)(a).

   (g) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

   (h) Upon the written request of any Underwriter, the Company shall (i) furnish to such Underwriter, a certification, as contemplated by and in compliance with Treasury regulations Section 1.897-2(h), that as of any Closing Date (or such other date as may be specified in such request), the Securities are not United States real property interests as defined in Section 897(c)(1) of the Code, (ii) file such certification with the Internal Revenue Services in the manner and within the time period specified in Treasury regulations Section 1.897-2(h) and (iii) promptly after such filing, furnish to the Underwriter that has requested a certificate, proof of such filing.

   (ii) The Selling Stockholder agrees with the several Underwriters that:

   (a) The Selling Stockholder will not, without the prior written consent of Bear, Stearns & Co. Inc. and Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder or any affiliate of the Selling Stockholder or any person in privity with the Selling Stockholder or any affiliate of the Selling Stockholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Bear, Stearns & Co. Inc. and Citigroup Global Markets Inc.

   (b) The Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

   (c) The Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any Material Adverse Effect, (ii) any change in information in the Registration Statement or the Prospectus relating to the Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus, which, in any case referred to in clause (i) or (iii) above, comes to the attention of the Selling Stockholder.

          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

   (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

   (b) The Company shall have requested and caused Sidley Austin Brown & Wood LLP, counsel for the Company, to have furnished to the Representatives their opinion , dated the Closing Date and addressed to the Representatives, to the effect that:

     (i) the Securities being sold by the Selling Stockholder are duly listed on the Nasdaq National Market and the Securities being sold hereunder by the Company have been approved for listing on the Nasdaq National Market subject to official notice of issuance;

     (ii) to the knowledge of such counsel, there are no legal or governmental proceedings involving the Company or its property required to be disclosed in the Registration Statement or Prospectus which are not disclosed as required or any contracts or documents of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto which are not described or filed as required.

     (iii) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

     (iv) the Registration Statement and the Prospectus, as of their respective effective or issue dates, (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder;

     (v) the documents incorporated by reference in the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein, as to which such counsel need express no opinion), at the respective times such documents were filed (or, if such document was subsequently amended, at the time such amended document was filed) with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

     (vi) assuming the due authorization, execution and delivery of this Agreement by the Company under the laws of the State of Wisconsin, this Agreement (to the extent execution and delivery are governed by the laws of the State of New York) has been duly executed and delivered by the Company;

     (vii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

     (viii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the state securities or blue sky laws in connection with the offer and sale of the Securities, the bylaws or rules and regulations of the NASD and such other approvals (specified in such opinion) as have been obtained;

     (ix) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument filed as an exhibit to the Registration Statement or to a document incorporated by reference therein or (ii) any applicable New York or federal law, rule or regulation known to us to be customarily applicable to transactions of the nature contemplated by this Agreement (not including state securities or blue sky laws or any rules or regulations thereunder);

     (x) to the knowledge of such counsel, there are no holders of securities of the Company who, by reason of the filing of the Registration Statement, have a contractual right to require the Company to register under the Act, or to include in the Registration Statement, securities held by them;

     (xi) to such counsel’s knowledge, the holders of outstanding shares of capital stock of the Company are not entitled to contractual preemptive rights to subscribe for the Securities; and, to such counsel’s knowledge, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock or ownership interests in the Company are outstanding; and

     (xii) the statements set forth in the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations” insofar as such statements constitute a summary of the United States federal tax laws referred to therein or legal conclusions with respect thereto, fairly summarize in all material respects the matters referred to therein.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and on the representations made in this Agreement. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date. In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has considered the information set forth therein in light of the matters required to be set forth therein and has participated in conferences with the representatives of the Underwriters and officers and representatives of the Company, including its counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. However, as a result of such consideration and participation, nothing has come to such counsel’s attention which causes such counsel to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein, as to which such counsel need express no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included or incorporated by reference therein, as to which such counsel need express no belief), at its date and at the Closing Date, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

   (c) The Company shall have requested and caused Hodgson Russ, LLP to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that insofar as any statement in the Registration Statement or the Prospectus constitutes a summary of any legal or regulatory document or legal or regulatory proceeding, or refers to a statement of law or legal conclusion, relating to (a) the receipt by the Company of any approval or clearance from, or the making by the Company of any application or submission to, the FDA or (b) the Federal Food, Drug and Cosmetic Act, any of the FDA regulations or any other federal healthcare statute or regulation referred to in the Registration Statement under the caption “Business — Government Regulation” (items (a) and (b) being collectively the “Regulatory Matters”), such statement, at the time the Registration Statement became effective, as of the date of the Prospectus and at the time of the purchase of the Underwritten Securities or the Option Securities, was or is accurate and presented or presents fairly the information set forth therein. In rendering such opinion, such counsel may rely, as to matters of fact, to the extent that such counsel deems proper, on certificates of responsible officers of the Company and public officials.

   In addition, such counsel make a statement to the effect that, although such counsel is not passing upon, has not undertaken to verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of any statement contained in the Registration Statement or the Prospectus (except as set forth in the preceding paragraph), nothing has come to the attention of such counsel that would cause such counsel to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact regarding the Regulatory Matters or omitted to state a material fact regarding the Regulatory Matters required to be stated therein or necessary to make the statements therein regarding the Regulatory Matters, in light of the circumstances under which they were made, not misleading.

   (d) The Company shall have requested and caused Michael, Best & Friedrich LLP, Wisconsin counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that

     (i) the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable (except to the extent that such shares are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law and judicial interpretations thereof, as disclosed in the Prospectus);

     (ii) the Company is duly incorporated and validly existing under the laws of the State of Wisconsin; based solely upon a certificate from the Wisconsin Department of Financial Institutions, the Company has filed with the Wisconsin Department of Financial Institutions the most recent annual report required to be filed by it, has not filed articles of dissolution and has a perpetual existence;

     (iii) the Company has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus;

     (iv) the Company’s authorized shares of capital stock is as set forth in the Prospectus; the Common Stock of the Company conforms in all material respects to the description thereof incorporated therein by reference; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent that such shares are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law and judicial interpretations thereof, as disclosed in the Prospectus);

     (v) the certificates for the Securities are in valid and sufficient form under Wisconsin law; the holders of outstanding shares of capital stock of the Company are not entitled to statutory preemptive rights or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company under the Wisconsin Business Corporation Law;

     (vi) this Agreement has been duly authorized, executed and delivered by the Company; and

     (vii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the articles of incorporation or by-laws of the Company or (ii) any Wisconsin statute, law, rule, regulation, judgment, order or decree applicable to the Company of any Wisconsin court, regulatory body, administrative agency, governmental body, arbitrator or other Wisconsin authority having jurisdiction over the Company or any of its properties; and

     (viii) the statements set forth in the Prospectus under the caption “Risk Factors — Risks Related to Our Offering — Under Wisconsin law, shareholders may be personally liable for debts we owe to our employees” insofar as such statements purport to summarize matters of law or legal matters are accurate and fair summaries of such matters of law or legal matters.

   (e) The Company shall have requested and caused Michael, Best & Friedrich LLP, patent counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

     (i) Appendix A to such opinion (“Appendix A”) identifies all patents and pending patent applications that are owned by the Company, and Appendix B to such opinion (“Appendix B”) identifies all patents and pending patent applications that are licensed to the Company. Except as otherwise indicated on Appendix A, all patents and patent applications listed on Appendix A are owned exclusively by the Company, the Company is listed as the sole owner of record of all such patents and patent applications, and to such counsel’s knowledge no third party, including any academic institution or governmental entity, has any rights in and to such patents and patent applications. True and complete information concerning the application number, filing data, and status of the applications encompassed by counsel’s representation of the Company is set forth in Appendix A and Appendix B;

     (ii) the statements and information contained in the Registration Statement and the Prospectus relating to Intellectual Property matters (the “Intellectual Property Information”), at the time the Registration Statement became effective, and as of the date of the Prospectus and at the time of purchase of the Common Stock, as the case may be, are accurate and complete statements or summaries of the matters therein set forth and present fairly the information therein set forth. (iii) to the knowledge of such counsel, (a) there are no pending or threatened actions, suits, proceedings (including, without limitation, interference proceedings) or claims by others challenging the Company’s rights to or in any Company Intellectual Property or challenging the validity or scope of any of the Company Intellectual Property, (b) there are no pending or threatened actions, suits, proceedings or claims by others that the Company is infringing or otherwise violating any Intellectual Property of others, (c) the Company is not infringing or otherwise violating any Intellectual Property of any third party, and (d) there are no infringements by any third party of any Company Intellectual Property;

     (iv) such counsel, and to the knowledge of such counsel, the Company and its licensors, have complied with the examination requirements of the United States Patent and Trademark Office as to duty of candor and good faith for each of the United States patents listed in Appendix A and Appendix B, including, without limitation, the duty to disclose all information believed to be material to the patentability thereof. No fact has come to such counsel’s attention that causes such counsel to question the enforceability of any of the patents listed in Appendices A or Appendix B, or to question the validity of any claim of an issued patent or pending patent application listed on Appendix A and Appendix B. To the knowledge of such counsel, the patents and patent applications set forth in Appendix A and Appendix B which encompass the Company’s products described in the Registration Statement and the Prospectus disclose or claim patentable subject matter under United States patent laws. Each of the patent applications set forth in Appendix A and Appendix B is being diligently prosecuted;

     (v) such counsel has no knowledge of any legal or governmental proceedings relating to the Company’s patent rights, other than the review by the United States Patent and Trademark Office or similar non-U.S. patent authority review of pending patent applications listed on Appendix A and Appendix B, and to the knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or others;

     (vi) to the knowledge of such counsel, there are no facts or circumstances which, if asserted in litigation or a proceeding, would form a basis for a finding of unenforceability or invalidity of any of the Company’s patents or other Intellectual Property, except that trade secrets disclosed in a pending patent application will no longer be confidential upon publication of such patent applications or upon the issuance of patents;

     (vii) the Company owns or has a valid and enforceable license to use, all Intellectual Property necessary for the conduct of the Company’s business as now conducted and as contemplated to be conducted in the Registration Statement and the Prospectus. The United States Department of Agriculture (the “USDA”) and the Company jointly own rights in the compound LR-103. USDA has exclusively licensed its rights to the Company. The license with the USDA terminates upon the expiration of the last licensed patent. The USDA may modify or terminate the license if the Company is not offering a product embodying LR-103 for sale on or before December 31, 2006. Even if the USDA terminates its exclusive licensing arrangement with the Company, the Company will retain co-ownership of all patents being licensed under the Company’s agreement with the USDA and the Company will be entitled to make, use, sell and offer for sale products embodying LR-103 as contemplated by the Registration Statement and the Prospectus. The Company has also licensed certain process patents for synthesis of certain vitamin D compounds including Hectorol brand doxercalciferol (“Hectorol”) from the Wisconsin Alumni Research Foundation (“WARF”). Under this license, which terminates upon the expiration of the last licensed patent, WARF has agreed not to license to other parties the patents to manufacture Hectorol for use or sale anywhere in the world as long as the license agreement is in effect. There has not been any notice of termination or other act indicating a desire to terminate any of the aforesaid agreements and we are not aware of any facts which would entitle the USDA or WARF to terminate or modify any of the Company’s rights in and to the Company Intellectual Property. Even if WARF terminates its licensing arrangement with the Company, the Company will be entitled to continue to make, use, sell and offer for sale Hectorol as the Company current engages in such activities and as is contemplated by the Registration Statement and the Prospectus;

     (viii) to the knowledge of such counsel, there are no contracts or other documents relating to the Intellectual Property of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement, which have not been so described or filed;

     (ix) except as described in the Registration Statement and the Prospectus, such counsel has no knowledge of any facts that prevent the Company from using the Company Intellectual Property to conduct its business or from enforcing its rights to its patents or patent applications as described in the Registration Statement and the Prospectus;

     (x) such counsel believes and has been so informed by the Company that the composition of its LR-103 products and some of the Company’s methods for synthesizing Hectorol are covered by the claims of one or more of the issued patents listed in Appendix A and Appendix B.

In addition, such counsel shall state that in the course of the preparation of the Registration Statement and Prospectus, such counsel has considered the information set forth therein in light of the matters required to be set forth therein and has participated in conferences with the representatives of the Underwriters and officers and representatives of the Company, including its counsel and independent public accountants, during the course of which the contents of the Registration Statement and Prospectus and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus. However, as a result of such consideration and participation, nothing has come to such counsel’s attention which causes such counsel to believe that the Intellectual Property Information, at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Intellectual Property Information, at the date of the Prospectus or supplement thereto and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

   (f) The Selling Stockholder shall have requested and caused Godfrey & Kahn, S.C., counsel for the Selling Stockholder, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, to the effect that:

     (i) this Agreement and the Custody Agreement and Power of Attorney have been duly executed and delivered by the Selling Stockholder, the Custody Agreement is valid and binding on the Selling Stockholder and the Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Securities being sold by such Selling Stockholder hereunder;

     (ii) assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities;

     (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act, such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters, such as may have been obtained in connection with the listing of the Securities on the Nasdaq National Market and such other approvals (specified in such opinion) as have been obtained; and

     (iv) neither the sale of the Securities being sold by the Selling Stockholder nor the consummation of any other of the transactions herein contemplated by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or, to such counsel’s knowledge, the terms of any indenture or other agreement or instrument to which the Selling Stockholder is a party or bound, or, to such counsel’s knowledge, any judgment, order or decree applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Wisconsin or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholder and public officials and the representations made in this Agreement.

   (g) The Representatives shall have received from Dewey Ballantine LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

   (h) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, acting solely in their capacities as such, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

     (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

   (i) The Selling Stockholder shall have furnished to the Representatives a certificate, signed by such Selling Stockholder, dated the Closing Date, to the effect that the signer of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

   (j) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and that they have performed a review of the unaudited interim financial information of the Company for the six-month period ended December 31, 2003 and as at December 31, 2003, in accordance with Statement on Auditing Standards No. 100, and stating in effect that:

     (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act;

     (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the six-month period ended December 31, 2003, and as at December 31, 2003; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors, audit committee, compensation committee and nominating and corporate governance committee of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to June 30, 2003, nothing came to their attention which caused them to believe that:

       (1) any unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

       (2) with respect to the period subsequent to December 31, 2003, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term liabilities of the Company or capital stock of the Company or decreases in the total shareholders’ equity or current assets of the Company or and as compared with the amounts shown on the December 31, 2003 balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from January 1, 2004 to such specified date there were any decreases, as compared with the corresponding period in the preceding quarter, in product sales or net interest income or any increases, as compared with the corresponding period in the preceding quarters, in net loss, loss from operations or net loss per share- basic and diluted of the Company, except in all instances for changes set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

       (3) the information included or incorporated by reference in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

     (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions “The Offering,” “Summary Financial Data,” “Risk Factors,” “Capitalization,” “Price Range of Common Stock and Dividend Policy,” “Dilution,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in the Prospectus, the information included or incorporated by reference in Items 1, 6, 7, 7A, 11 and 13 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

   References to the Prospectus in this paragraph (j) include any supplement thereto at the date of the letter.

   (k) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (j) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

   (l) Prior to the Closing Date, the Company and the Selling Stockholder shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

   (m) The Securities shall have been approved for quotation on the Nasdaq National Market subject only to official notice of issuance, and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.

   (n) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company (other than the Selling Stockholder) addressed to the Representatives.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Dewey Ballantine LLP, counsel for the Underwriters, at 1301 Avenue of the Americas, New York, New York 10019, on the Closing Date.

          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Bear, Stearns & Co. Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities

          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

   (b) The Selling Stockholder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

   (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and the Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the

Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution”, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances, (iii) the paragraphs related to stabilization, syndicate covering transactions, penalty bids and passive market making in any Preliminary Prospectus and the Prospectus and (iv) the paragraph related to foreign selling restrictions constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

   (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

   (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholder and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholder and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholder and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholder and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholder on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling

Stockholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

   (f) The liability of the Selling Stockholder under the Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters. The Company and the Selling Stockholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholder or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the

Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Bear, Stearns & Co. Inc. General Counsel (fax no.: (212)          ) and confirmed to the General Counsel, Bear, Stearns & Co. Inc., at 383 Madison Avenue, New York, New York, 10179, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (fax no.: (608) 662-7870) and confirmed to it at 1600 Aspen Commons, Middleton, Wisconsin 53562, Attention: Chief Financial Officer; or if sent to the Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors,

employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

   “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

   “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

   “Commission” shall mean the Securities and Exchange Commission.

   “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

   “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

   “Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

   “Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

   “Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

   “Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.

   “Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

   “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the several Underwriters.

Very truly yours,

Bone Care International, Inc.

By:

Name:
Title:

The Selling Stockholder set forth on
Schedule II to the foregoing Agreement

By:

Name:
Title

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

By: Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
Robert W. Baird & Co. Incorporated
First Albany Capital Inc.
Roth Capital Partners, LLC

By:

Name:
Title

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

SCHEDULE I

Number of Underwritten Securities to
Underwriters	be Purchased
Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
Robert W. Baird & Co. Incorporated
First Albany Capital Inc.
Adams Harkness & Hill, Inc.
Roth Capital Partners, LLC

Total

4,500,000

SCHEDULE II

Number of Underwritten
Selling Stockholder:	Securities to be Sold
Richard B. Mazess
3534 Blackhawk Drive
Madison, WI 53705-1406
rbmazess@wisc.edu	500,000

Total	500,000

[Form of Lock-Up Agreement]	EXHIBIT A

[Letterhead of officer or director of
Corporation]

Bone Care International, Inc.
Public Offering of Common Stock

, 20__

Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
Robert W. Baird & Co. Incorporated
First Albany Capital Inc.
Roth Capital Partners, LLC
As Representative[s] of the several Underwriters,
[c/o Bear, Stearns & Co. Inc.]
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Bone Care International, Inc., a Wisconsin corporation (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, no par value (the “Common Stock”), of the Company.

          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Bear, Stearns & Co. Inc. and Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Bear, Stearns & Co. Inc. and Citigroup Global Markets Inc.

          If for any reason the Underwriting Agreement is not executed on or prior to July 1, 2004 or shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall be terminated and be of no further force or effect.

Yours very truly,

[Signature of officer or director]

[Name and address of officer or director]

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